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                                                                    EXHIBIT 8(b)
                            PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts and Farmers New World Life Insurance Company, a Washington corporation (the "Company"), with a principal place of business in 3003 - 77th Avenue, S.E., Mercer Island, Washington, on behalf of one or more separate accounts of the Company, as set forth on Schedule A hereto, as it may be amended from time to time, upon written notice to the Fund in accordance with Paragraph 9 herein (each, an "Account").

                 WHEREAS, the Fund acts as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and their affiliated insurance companies; and

                 WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest without par value ("Shares"), and additional series of Shares may be established, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities; and

                 WHEREAS, each Portfolio of the Fund, except the Money Market Portfolio, is divided into two classes of Shares, and additional classes of Shares may be established; and

                 WHEREAS, the Parties desire to evidence their agreement as to certain other matters,

                 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                 1.       Duty of Fund to Sell.

                 The Fund shall make its Shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission (the "SEC"); provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of
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any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their duties under federal and any applicable state laws, necessary in the best interest of the shareholders of any Portfolio.

                 The Company's orders for such Shares of the Portfolios and one or more classes thereof which are available for purchase under this Agreement, as set forth on Schedule B hereto, as it may be amended from time to time, shall be executed on a daily basis at the net asset value per Share next computed after receipt by the Fund of the order for the Shares. The Company's order may net the purchase orders and redemption requests for each Portfolio or class thereof. For purposes of this Paragraph 1, the Company shall be the designee of the Fund for receipt of such orders from the Account(s), and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m., New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value per Share pursuant to the rules of the SEC.

                 The Company shall pay for Shares on the next Business Day after an order to purchase Shares is made in accordance with the provisions hereof. Payment shall be made by wiring federal funds to the Fund or to its designated custodial account by 4:00 p.m., New York time. For purposes of Paragraph 1, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. If payment in federal funds for any purchase is not received by the Fund or its designated custodian or is received after 4:00 p.m., New York time, the Company shall promptly upon the Fund's written request, reimburse the Fund for any charges, costs, fees, interest, or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund as a result of transactions effected by the Fund based upon such purchase order.

                 The Fund agrees to redeem for cash, at the Company's request, any full or fractional Shares held by the Company, executing such requests on a daily basis at the net asset value per Share next computed after receipt by the Fund of the request for redemption. The Company's





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request may net any purchase orders and redemption requests for each Portfolio or class thereof. For purposes of this Paragraph 1, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account(s), and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 10:00 a.m., New York time on the next following Business Day.

                 Payment for Shares redeemed shall be made by wiring federal funds to the Company by 2:00 p.m., New York time, on the next Business Day after the Fund receives the request for redemption. If payment in federal funds for any redemption request is received by the Company after 2:00 p.m., New York time, the Fund shall promptly upon the Company's written request, reimburse the Company for any charges, costs, fees, interest, or other expenses incurred by the Company as a result of such failure to provide redemption proceeds within the specified time. Notwithstanding the foregoing, the Trustees of the Fund may suspend the right of redemption or postpone the date of payment or satisfaction upon redemption: (a) for any period during which the New York Stock Exchange is closed, other than customary week-end and holiday closings, and during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency, as determined by the SEC, exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets; and (c) for such other periods as the SEC may by order permit for the protection of holders of the Shares. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                 Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount thereof.

                 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Shares of the Portfolios and classes thereof in additional Shares of that Portfolio or class thereof. The Company reserves the right to revoke this election





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and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions. The Fund shall to the extent practicable provide advance notice to Company of any date on which the Fund reasonably expects to make a dividend distribution.

                 2.       Fund Materials.

                 The Fund, at its expense, shall provide the Company or its designee with camera-ready copy or, at the Company's request, computer diskette versions of all prospectuses, profiles, statements of additional information, annual and semi-annual reports and proxy materials (collectively, "Fund Materials") to be printed and distributed by the Company or its broker/dealer to the Company's existing or prospective contract owners, as appropriate. The Company agrees to bear the cost of printing and distributing such Fund Materials.

                 The Fund shall provide such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus, profile and/or statement of additional information ("SAI") for the Fund is amended during the year) to have the prospectus and/or profile for the Account(s), with respect to the Variable Insurance Products, and the Fund's prospectus or profile printed together in one document, and to have the SAI for the Fund and the SAI for the Account(s), with respect to the Variable Insurance Products, printed together in one document. Alternatively, the Company may print the Fund's prospectus, profile and/or its SAI in combination with other investment companies' prospectuses, profiles and statements of additional information. The Fund will cooperate with the Company in preparing and filing with the SEC, pursuant to Rule 497 under the 1933 Act, appropriate versions of the Fund's prospectus, profile, and/or SAI.

                 3.       Requirement to Execute Participation Agreement;
Requests.

                 Each Participating Insurance Company shall, prior to purchasing Shares in the Fund, execute and deliver a participation agreement in a form substantially identical to this Agreement.

                 The Fund shall make available, upon written request from the Participating Insurance Company given in accordance with Paragraph 9, to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph





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7 (i) a list of all other Participating Insurance Companies, and (ii) a copy of the Agreement as executed by any other Participating Insurance Company.

                 The Fund shall also make available upon request to each Participating Insurance Company which has executed an Agreement and Agreement has not been terminated pursuant to Paragraph 7, the net asset value of any Portfolio of the Fund as of any date upon which the Fund calculates the net asset value of its Portfolios for the purpose of purchase and redemption of Shares.

                 The Fund shall make the net asset value per Share for each Portfolio and class thereof available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated (normally by 6:00 p.m., New York time) and shall use its best efforts to make such net asset value per Share available by 7:00 p.m., New York time.

                 Each party to this Agreement shall have the right to rely on information or confirmations provided by any other party (or by any affiliate of any other party), and shall not be liable in the event that an error results from any incorrect information or confirmations supplied by any other party. If an error is made in reliance upon incorrect information or confirmations, any amount required to make an account of a Variable Insurance Product owner whole shall be borne by the party who provided the incorrect information or confirmation. A pricing error shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Fund's Board of Trustees and in effect at the time of the error. The Fund represents and warrants that its procedures for correcting net asset value errors currently comply, and will continue to comply, with the Investment Company Act of 1940 and generally industry-wide accepted Securities and Exchange Commission staff interpretations concerning pricing errors in effect at the time of an error.

                 4.       Indemnification.

                 (a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may





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become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or
(ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 4. The Company shall be entitled to participate, at its own expense, in the defense, or,





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if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it or its directors or officers in connection with the issue and sale of any Shares.

                 (b) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund, any of its employees or representatives, any affiliate of or any person acting on behalf of the Fund or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, profile or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement, profile or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or





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necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of wilful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph 4 with respect to any claims made against the Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 9 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the Company or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained b them. The Fund agrees promptly to notify the Company pursuant to Paragraph 9 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.





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
                 The provisions of this Section 4 shall survive the termination of the Agreement.

         5.      Procedure for Resolving Irreconcilable Conflicts.

         (a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all the contract holders and policy owners of Variable Insurance Products (the "Participants") of all separate accounts investing in the Fund. An irreconcilable material conflict may arise, among other things, from: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of Variable Insurance Products; (e) the manner in which the investments of any Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (g) a decision by an insurer to override the voting instructions of Participants.

         (b) The Company will be responsible for reporting any potential or existing conflicts to the Trustees of the Fund. The Company will be responsible for assisting the Trustees in carrying out their responsibilities under this Paragraph 5(b) and Paragraph 5(a), by providing the Trustees with all information reasonably necessary for the Trustees to consider the issues raised. The Fund will also request its investment adviser to report to the Trustees any such conflict which comes to the attention of the adviser.

         (c) If it is determined by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists involving the Company, the Company shall, at its expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio or class thereof and reinvesting such assets in a different investment medium, including another Portfolio of the Fund or class thereof, offering to the affected Participants the option of making such a change or establishing a new funding medium including a registered investment company.





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         For purposes of this Paragraph 5(c), the Trustees, or the
disinterested Trustees, shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the Trustees shall cause the Fund to take such action, such as the establishment of one or more additional Portfolios or classes, as they in their sole discretion determine to be in the interest of all shareholders and Participants in view of all applicable factors, such as cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy.

         The Company shall not be required by this Paragraph 5(c) to establish a new funding medium for any variable contract or policy if an offer to do so has been declined by a vote of a majority of the Participants materially adversely affected by the material irreconcilable conflict. The Company will recommend to its Participants that they decline an offer to establish a new funding medium only if the Company believes it is in the best interest of the Participants.

         (d) The Trustees' determination of the existence of an irreconcilable material conflict and its implications promptly shall be communicated to all Participating Insurance Companies by written notice thereof delivered or mailed, first class postage prepaid.

         6.      Voting Privileges.

         The Company shall be responsible for assuring that its separate account or accounts participating in the Fund shall use a calculation method of voting procedures substantially the same as the following: those Participants permitted to give instructions and the number of Shares for which instructions may be given will be determined as of the record date for the Fund shareholders' meeting, which shall not be more than 60 days before the date of the meeting. Whether or not voting instructions are actually given by a particular Participant, all Fund shares held in any separate account or sub-account thereof and attributable to policies or contracts will be voted for, against, or withheld from voting on any proposition in the same proportion as (i) the aggregate record date cash value held in such sub-account for policies or contracts giving instructions, respectively, to vote for, against, or withhold votes on such proposition, bears to (ii) the aggregate record date cash value held in the sub-account for all policies or contracts for which voting instructions are received. Owners of policies or contracts continued in effect under lapse





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options will not be permitted to give voting instructions.  Shares held in any other insurance company general or separate account or sub-account thereof will be voted in the proportion specified in the second preceding sentence for shares attributable to policies or contracts.

         The Company will provide pass-through voting privileges as required by Paragraph 6 of this Agreement and to all owners of Variable Insurance Products which are registered under the Act and/or the 1940 Act so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges. The owners of Variable Insurance Products to whom the Company will provide pass-through voting privileges pursuant to this Agreement are hereinafter referred to as "Pass-through Voters". Accordingly, the Company, when applicable, will distribute to Pass-through Voters all proxy material furnished and will vote Shares of the Portfolios held in its Account(s) in a manner consistent with voting instructions timely received from Pass-through Voters. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as it votes those Shares for which it has received voting instructions. The Company reserves the right to disregard the voting instructions of Pass-through Voters to the extent such action is permitted by Rules 6e-2 or 6e-3(T) under the 1940 Act and is permitted under applicable state insurance laws affecting Fund.

         7.      Duration and Termination.

         This Agreement shall continue in force until terminated in accordance with the provisions herein.

         This Agreement shall terminate in accordance with the following provisions:

                 (a) At the option of the Company or the Fund at any time upon 90 days' notice, unless a shorter time is agreed to by the parties;

                 (b) At the option of the Company, if Shares are not reasonably available to meet the requirements of the Variable Insurance Products as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Insurance Products within said ten-day period;





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                 (c)      At the option of the Company, upon the institution of
                          formal proceedings against the Fund or the principal underwriter for the Shares by the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair Fund's ability to meet and perform Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

                 (d) At the option of the Fund, upon the institution of formal proceedings against the Company or the principal underwriter for the Variable Insurance Products by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

                 (e) In the event Shares are not registered, issued or sold in accordance with applicable federal and/or state law and any applicable rules and regulations thereunder, or such law precludes the use of such Shares as the underlying investment media for Variable Insurance Products issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

                 (f) Upon the receipt of any necessary regulatory approvals, or requisite vote of Pass- through Voters having an interest in the Portfolios, to substitute for Shares of the Portfolios the shares of another investment company in accordance with the terms of the applicable Variable Insurance Products. The Company shall give sixty (60) days' written notice to the Fund of any





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
                          proposed request for regulatory approvals or vote to replace the Portfolios' Shares;

                 (g) At the option of the Company, upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the Company's satisfaction within thirty (30) days after written notice of such breach is delivered to the Fund;

                 (h) At the option of the Fund, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the Fund's satisfaction within thirty (30) days after written notice of such breach is delivered to the Company;

                 (i) In the event this Agreement is assigned without the prior written consent of the Company and the Fund. Termination shall be effective immediately upon such occurrence without notice.

                 (j) At the option of the Company by written notice to the Fund with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") specified in Article 8 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply.

         This Agreement may be terminated at any time, at the option of either of the Company or the Fund, when neither the Company, any insurance company nor the separate account or accounts of such insurance company which is an affiliate thereof which is not a Participating Insurance Company own any Shares of the Fund or may be terminated by either party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, following certification thereof by a Participating Insurance Company given in accordance with Paragraph 9 that an irreconcilable conflict exists among the interests of (i) all contract holders and policy holders of Variable Insurance Products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund.





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
         Notwithstanding any termination of this Agreement and unless the further sale of Shares of the Portfolios is proscribed by applicable law or the SEC or other regulatory body, the Fund shall, at the Company's option, continue to make available additional Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the payment of additional premiums under the Existing Contracts.

         8.      Compliance.

         The Fund will comply with the provisions of Section 4240(a) of the New York Insurance Law.

         Each Portfolio of the Fund will comply with the provisions of Section 817(h) of the Code, relating to diversification requirements for variable annuity, endowment and life insurance contracts. Specifically, each Portfolio will comply with either (i) the requirement of Section 817(h)(1) of the Code that its assets be adequately diversified, or (ii) the "Safe Harbor for Diversification" specified in Section 817(h)(2) of the Code, or (iii) in the case of variable life insurance contracts only, the diversification requirement of Section 817(h)(1) of the Code by having all or part of its assets invested in U.S. Treasury securities which qualify for the "Special Rule for Investments in United States Obligations" specified in Section 817(h)(3) of the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to comply with the requirements of
Section 817(h) of the Code or that the Portfolio might not so comply in the future and will immediately take all steps necessary to adequately diversify the Portfolio to achieve compliance.

         The Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify in the future. The Fund acknowledges that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.

         The Company represents that the Variable Insurance Products are currently, and at the time of issuance shall be, treated as annuity contracts under applicable provisions of the Code, and that it will at all times maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

         The provisions of Paragraphs 6 and 8 of this Agreement shall be interpreted in a manner consistent with any Rule or order of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, applicable to the parties hereto.

         No Shares of any Portfolio of the Fund may be sold to the general public.

         9.      Notices.

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

                 Scudder Variable Life Investment Fund
                 Two International Place
                 Boston, Massachusetts 02110
                 (617) 295-45480
                 Attn:  William M. Thomas

         If to the Company:

                 Farmers New World Life Insurance Company
                 3003 - 77th Avenue, S.E.
                 Mercer Island, Washington  98040
                 Attn:  C. Paul Patsis, President

         with a copy to:

                 M. Douglas Close
                 Vice President and General Counsel
                 Farmers New World Life Insurance Company
                 4680 Wilshire Boulevard
                 Los Angeles, California  90010

         10.     Massachusetts Law to Apply.

                 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         11.     Miscellaneous.

         The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985, as amended, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio shall be liable for any obligations properly attributable to any other Portfolio.

         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.     Entire Agreement.

         This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 14 day of April, 2000.

SEAL                 SCUDDER VARIABLE LIFE
                        INVESTMENT FUND


                     By:     /s/William M. Thomas
                             -----------------------------------
                             William M. Thomas
                             President

SEAL                 FARMERS NEW WORLD LIFE INSURANCE COMPANY


                     By:     /s/John Patton
                             -----------------------------------
                             John Patton
                     Its:    Assistance Vice President and Secretarey

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS

Farmers Annuity Separate Account A (4/6/99)

Farmers Variable Life Separate Account A (4/6/99)

                                   SCHEDULE B

PORTFOLIOS

Money Market Portfolio
Growth and Income Portfolio (Class A Shares)
International Portfolio (Class A Shares)
Bond Portfolio (Class A Shares)





                                      B-1